Lexaria Files U.S. Utility and International Patent Applications
Encompassing Expanded Uses for Its Core Technology

Kelowna, BC / June 11, 2015 / Lexaria, Corp. (OTCQB:LXRP) (CSE:LXX) (“Lexaria” or the “Company”) provides the following information regarding existing and new patents pending.

Lexaria has initiated the simultaneous filing of a U.S. utility patent application and an International patent application under the Patent Cooperation Treaty (PCT) procedure, both at the U.S. Patent and Trademark Office. These applications follow the Company’s 2014 and 2015 family of provisional patent application filings in the U.S. and serve two additional broad purposes:

1)

Lexaria is seeking protection of its intellectual property under international treaties. To this end Lexaria has filed for PCT patent application protection. There are 148 countries that are signatories to the Patent Cooperation Treaty, including such major markets as Canada, China, India, much of Europe and the Middle East, the United Kingdom and Japan among others.

2)

Lexaria believes its lipid infusion technology has applications beyond the delivery of just cannabinoids. Based on further formulation testing, Lexaria has included additional lipophilic molecules that may be delivered via food and beverage formats utilizing its technology, widely encompassing three major new market opportunities for the Company: Nicotine; Nonsteroidal Anti-Inflammatories (NSAIDs); and Vitamins.

Lexaria notes that although additional testing and examination of these formulations is planned prior to any potential market introduction for these three new market opportunities, the Company owes a fiduciary duty to its shareholders to protect the intellectual property associated with its inventions. Since the relevance of this technology has the potential to be markedly material, the Company is of the view that reporting these developments is warranted. Additional details are provided below, and further information will be provided in the future.

"Our technology opens up whole new avenues for delivering numerous bioactive compounds of interest into the body as part of anyone's normal diet," said John Docherty, President. "We believe that consumer demand could be enormous for these new product formats because they could offer both high bioavailability and a safe and naturally formulated alternative relative to their conventional predecessors.”

INTERNATIONAL PATENT PROTECTION
When Lexaria first began examining the legal medical cannabis market in 2013, and entered the market in 2014, the Company believed it could make an impact in perhaps both the Canadian and U.S. marketplaces. Our pursuit and development of technology has expanded our potential area of impact, both geographically and by sector. Because of the applicability of our technology to markets outside of the legal cannabis sector, we have taken the necessary steps to protect that intellectual property within larger global markets, regardless of whether they lie within the medical cannabis sector or in other unrelated sectors.

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ADDITIONAL MOLECULES
NICOTINE. More than 99% of all nicotine that is consumed worldwide is delivered through smoking cigarettes. Approximately 6,000,000 deaths per year, worldwide, are attributed primarily to the delivery of nicotine through the act of smoking according to the Centers for Disease Control and Prevention, which also estimates that over $170 billion per year is spent just in the USA on direct medical care costs for adult smokers. 69% of U.S. adult smokers want to quit smoking and 43% of US adult smokers have attempted to quit in any twelve month period.

Worldwide, retail cigarette sales were worth $722 billion in 2013, with over 5.7 trillion cigarettes sold to more than 1 billion smokers.

RELEVANCE: Lexaria postulates that delivery of nicotine to satisfy current demand, utilizing our patent pending lipid-delivery technology in common food groups, could shift demand from smoking cigarettes to alternative nicotine-based food products. Since most of the adverse health outcomes of nicotine consumption are associated with the delivery method and only to a lesser degree to the actual ingestion of nicotine, there could be a vast positive community health outcome through the reduction in smoking cigarettes. Additional research and regulatory compliant investigations would need to be conducted before otherwise healthy foods such as tea, coffee or energy bar snacks containing nicotine could be introduced. Nicotine is a named molecule in the latest Lexaria patent applications.

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NSAID. Nonsteroidal Anti-inflammatories are the second-largest category of pain management treatment options in the world. The global pain management market was estimated at $22 billion in 2011, with $5.4 billion of this market being served by NSAID’s. The U.S. makes up over one-half of the global market. The opiods market (such as morphine) form the largest single pain management sector but are known to be associated with serious dependence and tolerance issues.

Some of the most commonly known NSAIDs are ASA (Aspirin), Ibruprofen (Advil, Motrin), and Acetaminophen (Tylenol). (Acetaminophen is not accepted by all persons to be an NSAID.) Although NSAIDs are generally a safe and effective treatment method for pain, they have been associated with a number of gastrointestinal problems including dyspepsia and gastric bleeding.

RELEVANCE: Lexaria postulates that delivery of NSAIDs through a lipid-based mechanism could provide the beneficial properties of pain relief with lessened negative gastrointestinal effects, and also potentially deliver lower dosages of active ingredients with similar pain management outcomes as current pill forms at higher dosages. ASA, Piroxicam, Diclofenac, Indomethacin, Ibruprofen, and Acetaminophen are all named molecules in the latest Lexaria patent applications.

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VITAMINS. The global vitamin and supplement market is worth $68 billion according to Euromonitor. The category is both broad and deep, comprised of many popular and some lesser known substances. Vitamins in general are thought to be an $8.5 billion annual market in the U.S. The U.S. is the largest single national market in the world, and China and Japan are the 2nd and 3rd largest vitamin markets.

Vitamin E is fat soluble and can be incorporated into cell membranes which can protect them from oxidative damage. Global consumption of natural source vitamin E was 10,900 metric tons in 2013 worth $611.9 million.

RELEVANCE: Lexaria postulates that delivery of fat soluble vitamins through its patent-pending lipid-based delivery mechanism may result in less waste and lower dosages required than most current pill forms. As well, ingestion of pills is an unpleasant experience for many people so it is possible that vitamin delivery through common food groups could vastly expand market demand for this sector. Vitamin E is a named molecule in the latest Lexaria patent applications.

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“Lexaria’s groundbreaking new technology offers a new way of delivering active ingredients. Not only are there a number of important benefits associated with higher absorption rates of beneficial ingredients, but there is a crucial public health benefit associated with any reduction in cigarette or cannabis smoking,” said Chris Bunka, CEO of Lexaria. “I am incredibly proud of the Lexaria team as we continue to investigate whether we have found the first viable alternative to smoking.”

Lexaria is increasingly focused on its pursuit of intellectual property and an expanding portfolio of patent pending applications. The Company continues to work on introducing an expanding variety of consumer food products which remains on target for 2015 delivery.

About Lexaria
Lexaria is a food sciences company focused on the delivery of cannabinoid compounds procured from legal, agricultural hemp, through gourmet foods based upon its proprietary infusion technologies. www.lexariaenergy.com

About ViPovaTM
ViPovaTM uses only legal CBD oil extracts, grown from agricultural hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of CBD within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for CBD/lipid infusion. www.vipova.com FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that additional lipophilic molecules may be delivered via food and beverage formats in a more highly bioavailable fashion than other present methods, or that this will widely encompass three major new market opportunities for the Company being Nicotine, Nonsteroidal Anti-Inflammatories (NSAID), and Vitamins; that a lipid-delivery technology could 1) alleviate the consumer demand for cigarettes, 2) for NSAIDs could provide the beneficial properties of pain relief with lessened negative gastrointestinal effects, and also potentially deliver lower dosages of active ingredients with similar pain management outcomes as current pill forms at higher dosages, or 3) for vitamins may allow for higher bioavailability of those vitamins. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Additional testing and access to capital, or lack thereof, are major risks and there is no assurance that the Company will be able to successfully complete such testing or raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any planned testing, patent application, corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. There is no assurance that the cannabinoid/lipid infusion technology will provide any increase in bioavailability to any individual person. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease. There is no assurance that any patent application in the USA or any other nation or under any treaty, will result in the award of an actual patent; nor that an award of any actual patent will protect against challenges from unknown third parties. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patent-pending technology will in fact be realized in any manner or in any part.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.